Exhibit 99.6



                   INSTRUCTIONS FOR SUBSCRIBING FOR SHARES OF
                            WHITE RIVER CAPITAL, INC.

               CONSULT GEORGESON SHAREHOLDER COMMUNICATIONS, INC.,
                    OR YOUR BANK OR BROKER WITH ANY QUESTIONS

     The following instructions relate to a subscription offering (the "Subscription Offering") by White River Capital, Inc., an Indiana corporation ("White River"), to the holders of common stock of Union Acceptance Corporation ("UAC") (which will become holders of common stock of White River ("White River Common Stock") upon consummation of the share exchange described in White River's Proxy Statement/Prospectus dated __________ __, 2005 (the "Proxy Statement/Prospectus")). White River is offering to sell up to 3,500,000 shares of White River Common Stock (the "Maximum Offering") upon subscription by the UAC shareholders in the Subscription Offering and to certain standby purchasers. The Subscription Offering is further described in the Proxy Statement/Prospectus.

     You should have received a copy of the Proxy Statement/Prospectus in a separate mailing. If you have not received the Proxy Statement/Prospectus, please call our information agent, Georgeson Shareholder Communications, Inc., toll-free at (877) 278-9677, or, if you are a bank or brokerage firm, at (212) 440-9800.

     Basic Subscription Amount. Each holder of record of shares of the UAC common stock at the close of business on June 8, 2005 (the "Record Date") is entitled to subscribe for the number of whole shares of White River Common Stock equal to the shareholder's ownership percentage of UAC common stock as of the Record Date times the total shares of White River Common Stock being offered to UAC shareholders in the Subscription Offering (the "Basic Subscription Amount"). Subscribers are entitled to purchase shares up to their Basic Subscription Amount, upon payment of $10.00 in cash per share of White River Common Stock purchased (the "Subscription Price"). The number of shares to which you are entitled as your Basic Subscription Amount is set forth in your Subscription Agreement.

     Basic Subscription rights of a record date beneficial owner can be calculated by multiplying (a) the number of shares of UAC common stock beneficially owned as of the Record Date times (b) 0.112834.

     White River will issue shares for all validly subscribed for Basic Subscription Amounts, except that the board of directors of White River, at its discretion, may decrease on a pro rata basis the shares allocated for Basic Subscription Amounts if the number of shares required to satisfy Basic Subscription Amounts and required minimum allocations to standby purchasers exceeds the Maximum Offering.

     Oversubscription   Amount.   A  subscriber  may  be  entitled  to  purchase
additional shares of White River Common Stock in the Subscription Offering ("Oversubscription Amount") if such subscriber purchases its full Basic Subscription Amount and if so indicated in such subscriber's subscription documents, subject to the following limitations:

     (a) Additional shares will only be available to allocate to Oversubscription Amounts to the extent that the sum of (1) the total number of shares allocated in respect of Basic Subscription Amounts and (2) the minimum purchase commitments granted to standby purchasers is less than the Maximum Offering.

     (b) To the extent that additional shares are available to allocate to Oversubscription Amounts, but are not sufficient to honor all duly subscribed Oversubscription Amounts, the available shares will be prorated and each subscriber subscribing for Oversubscription Amounts will be allocated the portion of the total shares available for Oversubscription Amounts equal to the subscriber's ownership percentage of UAC common stock on the Record Date as a percent of the aggregate ownership percentages of all shareholders seeking Oversubscription Amount allotments. If the proration in this clause
          (b) results in the subscriber being allocated a greater number of shares than such subscriber subscribed for, then the subscriber will be allocated only the number of shares for which the subscriber subscribed and the remaining shares will be allocated among all other subscribers purchasing Oversubscription Amounts.

     (c)  Without the  written  consent of White  River,  a  subscriber  may not
          subscribe   for  an   Oversubscription   Amount  to  the  extent  such
          subscription would cause its beneficial ownership percentage of White River Common Stock after completion of the Subscription Offering to exceed the greater of (1) 4.9% of the
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          White River Common Stock  outstanding and (2) the percent equal to the shareholder's ownership percentage in UAC common stock on the Record Date (the "Subscription Limit").

     Expiration Date. The subscription offering will expire at 5:00 p.m., Eastern Daylight Time, on _________, unless extended by White River (the "Expiration Date").

     To subscribe, on or before 5:00 p.m., Eastern Daylight Time, on the Expiration Date, Computershare Trust Company of New York must have received from you (1) your Subscription Agreement, or you must have timely complied with the guaranteed delivery requirements for your Subscription Agreement, and (2) payment of the full Subscription Price, including final clearance of any checks. You may not revoke any subscription.

1. SUBSCRIPTION PROCEDURE.

     You should indicate your wishes with regard to your subscription or transfer of your subscription by completing, or instructing the bank or broker that holds the shares that you beneficially own to complete, the appropriate form or forms attached to your Subscription Agreement and returning the Subscription Agreement to Computershare Trust Company of New York in the envelope provided.

     To subscribe, send your properly completed and executed Subscription Agreement, together with payment in full of the Subscription Price for each share of White River Common Stock you wish to purchase, to the Subscription Agent at the address set forth below. Payment of the Subscription Price must be made in U.S. dollars for the full number of shares being subscribed for by (a) check or bank draft drawn upon a U.S. bank or U.S. postal money order payable to Computershare Trust Company of New York, as Subscription Agent, or (b) wire transfer of same day funds to the account maintained by the Subscription Agent for such purpose at Harris N.A., Chicago, IL ABA No. 071000288, for the account of Computershare Trust Company of New York, as subscription agent for White River, for further credit to Account no. 227-938-8 (telephone number (212) 701-7600).

     The Subscription Price will be deemed to have been received by White River only upon (i) the clearance of any uncertified check, (ii) the receipt by the Subscription Agent of any certified check or bank draft drawn upon a U.S. bank or any U.S. postal money order, or (iii) the receipt of good funds in the account of Computershare Trust Company of New York designated above. If you are paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, subscribers who wish to pay the Subscription Price by means of uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by such date and are urged to consider payment by means of certified or cashier's check, U.S. postal money order or wire transfer of funds.

     Alternatively, you may cause a written guarantee substantially in the form of Exhibit A to these instructions (the "Notice of Guaranteed Delivery") to be received by the Subscription Agent at or prior to the Expiration Date together with payment in full of the applicable Subscription Price. A Notice of Guaranteed Delivery must be properly signed and completed by both (i) the holder of record who is party to the Subscription Agreement, and (ii) a commercial bank, trust company, securities broker or dealer, credit union, savings association or other eligible guarantor institution that is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent (each of the foregoing being an "Eligible Institution"). Such Notice of Guaranteed Delivery must state your name, the number of shares of UAC common stock of which you are a shareholder of record, the number of shares of White River Common Stock for which you are subscribing pursuant to the Basic Subscription Amount, and the number of shares of White River Common Stock, if any, being subscribed for pursuant to the Oversubscription Amount, and must guarantee the delivery to Computershare Trust Company of New York of your properly completed and executed Subscription Agreement within three Nasdaq National Market trading days following the date of execution of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Agreement must be received by Computershare Trust Company of New York within three Nasdaq National Market trading days of the date of execution of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from our Information Agent, Georgeson Shareholder Communications, Inc., at the address, or by calling the telephone number, indicated below.

     Transfer of subscriptions is limited. Subscriptions may only be transferred to Affiliates or Related Parties of the beneficial owner of the subscriptions. See instruction 3 below.

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

     Each subscriber will be required to certify to the Subscription Agent and White River as to the number of shares White River Common Stock beneficially owned by the subscriber (before giving effect to the subscription) and that the number to be held in the aggregate after such subscription does not exceed the Subscription Limit.

     Banks, brokers or other nominees of the shareholders who subscribe on behalf of beneficial owners of shares of White River Common Stock will be required to certify to the Subscription Agent and White River, as to the aggregate number of shares subscribed for, the number of shares of White River Common Stock that are otherwise beneficially owned and the number being subscribed for by each beneficial owner of UAC common stock (or, after the share exchange, White River Common Stock) on whose behalf such nominee holder is acting. You must also provide the state of residence or principal office of the beneficial owner. If a beneficial owner on whose behalf a subscription is submitted may beneficially own (based on economic interest) 4.5% or more of the outstanding shares of White River common stock after the offering (or 171,458 shares or more), the name and address of the beneficial owner must also be provided.

     The address and telephone numbers of the Subscription Agent are as follows:

         By Mail:
         Computershare Trust Company of New York
         Wall Street Station
         P.O. Box 1010 New York, New York 10268-1010 Attention: Reorganization Department

         By Hand or by Overnight Mail:
         Computershare Trust Company of New York
         Wall Street Plaza
         88 Pine Street, 19th Floor
         New York, New York 10005
         Attention: Reorganization Department

         Telephone number: (212) 701-7600

         By Facsimile Transmission: (212) 701-7636
         (eligible institutions only)

         Confirm Facsimile Transmission:    (212) 701-7600
         (by telephone only)

     The address and telephone numbers of Georgeson Shareholder Communications, Inc., the Information Agent, for inquiries, information or requests for additional documentation is as follows:

         Georgeson Shareholder Communications, Inc.
         17 State Street, 10th Floor
         New York, NY  10004

         CALL TOLL-FREE
         (877) 278-9677

         Banks and brokerage firms please call:
         (212) 440-9800

     If you have not indicated the number of shares for which you are subscribing, or if you have not forwarded full payment of the Subscription Price for the number of shares of White River Common Stock you have indicated are being subscribed for, you will be deemed to have subscribed for the maximum number of shares which may be purchased for the Subscription Price payment delivered by you up to the number of shares represented by your Subscription Agreement; and, to the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of shares eligible for subscription evidenced by the Subscription Agreement delivered by you (such excess being the "Subscription Excess"), you will be deemed to have subscribed for your Oversubscription Amount to purchase, to the extent available, that number of whole shares


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

of White River Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price, subject to proration as described in the Proxy Statement/Prospectus. To the extent any portion of the aggregate Subscription Price enclosed or transmitted remains after the foregoing procedures, such funds shall be mailed to the subscriber without interest or deduction as soon as practicable.

2. DELIVERY OF WHITE RIVER COMMON STOCK

     The  following  deliveries  and payments  will be made to the address shown
below  your  signature  on  your  Subscription   Agreement  unless  you  provide
instructions to the contrary on Schedule 3 to the Subscription Agreement.

          (a) Basic Subscription Amount. As soon as practicable after the Expiration Date, Computershare Trust Company of New York will mail to each subscriber who validly subscribes for their respective Basic Subscription Amount certificates representing shares of White River Common Stock purchased pursuant to the Basic Subscription Amount.

          (b) Oversubscription Amount. As soon as practicable after the Expiration Date, Computershare Trust Company of New York will mail to each subscriber who validly subscribes for the Oversubscription Amount the number of shares of White River Common Stock, if any, allocated to such subscriber pursuant to the Oversubscription Amount. See "The Subscription Offering - Basic Subscription Amount," "- Oversubscription Amount," "-
     Maximum Offering" and "- Order of Allocation" in the Proxy Statement/Prospectus.

          (c) Cash Payments. As soon as practicable after the Expiration Date, Computershare Trust Company of New York will mail to each subscriber any excess funds, without interest, received in payment of the Subscription Price for each share of White River Common Stock that is subscribed for by such subscriber but not allocated to such subscriber.

3. LIMITATIONS ON THE TRANSFER OF SUBSCRIPTIONS

     The subscriptions are not transferable except to an Affiliate or Related Party of the beneficial owner. An "Affiliate" means a person, company, trust or other business entity that directly, or indirectly, through one or more intermediaries, controls the beneficial owner, is controlled by the beneficial owner, or with whom the beneficial owner is under common control. A "Related Party" means (1) any member of the beneficial owner's immediate family, which includes the beneficial owner's spouse, children, siblings and parents, (2) an entity owned or controlled by the beneficial owner and/or one or more Related Parties of the beneficial owner, (3) a trust settled by the beneficial owner or a member of the beneficial owner's immediate family or the beneficiaries of which include the beneficial owner or a member of the beneficial owner's immediate family, or (4) if the beneficial owner is a trust, the settlor or any beneficiary of such trust.

          (a) If you are a holder other than a broker, dealer or other nominee, you may transfer some or all of your subscriptions to an Affiliate or
     Related Party by properly completing paragraph (a) of Schedule 2 in its entirety, executing the Subscription Agreement and having your signature guaranteed by an Eligible Institution. By executing the Subscription Agreement, you certify that your designated transferee is your Affiliate or a Related Party. Then you must deliver the properly completed and executed Subscription Agreement to the Subscription Agent for processing. The Subscription Agent will deliver a new Subscription Agreement for the subscriptions transferred to your designated transferee. If you wish to transfer to a transferee less than all of the subscriptions for which you are eligible, you must instruct the Subscription Agent as to the action to be taken with respect to the subscriptions not sold or transferred, or you must divide your Subscription Agreement into Subscription Agreements for appropriate smaller denominations by following the instructions in instruction 4 below. The Subscription Agreement evidencing the number of subscriptions you intend to transfer can then be transferred by following the instructions in this instruction 3(a).

          (b) If you are the beneficial owner of subscriptions held by a broker, dealer or nominee, then you may transfer your subscriptions by delivering to the broker, dealer or nominee, endorsed instructions directing it to cause your subscriptions to be transferred to the transferee indicated in your instructions. In addition, in your instructions you must certify to White River, Subscription Agent and the broker, dealer or nominee that the transferee is your Affiliate or Related Party. After the broker, dealer or nominee has received your instructions, it should complete paragraph (b) of
     Schedule 2 in its entirety, execute the



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

     Subscription Agreement and have its signature guaranteed by an Eligible Institution. By executing the Subscription Agreement, the broker, dealer or nominee certifies to White River and the Subscription Agent that you have certified that the transferee is your Affiliate or a Related Party. The properly completed and executed Subscription Agreement should then be delivered to the Subscription Agent for processing. The Subscription Agent will issue a new Subscription Agreement(s) pursuant to the instructions delivered.

4. SUBSCRIPTION AGREEMENTS MAY BE DIVIDED INTO SMALLER DENOMINATIONS

     To have your Subscription Agreement divided into Subscription Agreements for smaller denominations, send your Subscription Agreement, together with complete separate instructions (including specification of the denominations into which you wish your subscriptions to be divided) signed by you, to Computershare Trust Company of New York, allowing a sufficient amount time for new Subscription Agreements to be issued and returned so that they can be used prior to the Expiration Date. Alternatively, you may ask a bank or broker to effect such actions on your behalf.

     Subscription Agreements may not be exercised in a manner that would result in the purchase of a fractional share, and any instruction to do so will be rejected and rounded down to the nearest whole share to the extent of payment actually received (with a refund to you of any excess payment actually received for any fractional share by Computershare Trust Company of New York). As a result of delays in the mail, the time of the transmittal, the necessary processing time and other factors, you may not receive such new Subscription Agreements in time to enable you to complete a subscribe before the Expiration Date. Neither White River nor Computershare Trust Company of New York will be liable to either you or a transferee for any such delays.

5. EXECUTION

     (a) Execution by Registered Subscriber. The signature on the Subscription Agreement must correspond with the name of the registered subscriber exactly as it appears on Schedule 1 of the Subscription Agreement without any alteration or change whatsoever. Persons who sign the Subscription Agreement in a representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by White River in its sole and absolute discretion, must present to Computershare Trust Company of New York satisfactory evidence of their authority to so act.

     (b) Execution by Person Other than Registered Subscriber. If the Subscription Agreement is executed by a person other than the subscriber named on the face of the Subscription Agreement, proper evidence of authority of the person executing the Subscription Agreement must accompany the same unless, for good cause, White River dispenses with proof of authority.

     (c) Signature Guarantees. Your signature must be guaranteed by an Eligible Institution if you wish to transfer your subscriptions, as specified in instruction 3 above, to an Affiliate or Related Party, or if you specify special payment or delivery instructions pursuant to Schedule 3 to the Subscription Agreement.

6. METHOD OF DELIVERY

     The method of delivery of Subscription Agreements and payment of the Exercise Price to Computershare Trust Company of New York will be at the election and risk of the subscriber, but, if sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure receipt by Computershare Trust Company of New York and the clearance of any checks sent in payment of the Subscription Price prior to 5:00 p.m., Eastern Daylight Time, on the Expiration Date.

7. SUBSTITUTE FORM W-9

Each subscriber who elects to subscribe should provide Computershare Trust Company of New York with a correct Taxpayer Identification Number on Substitute Form W-9, which is included as Exhibit A hereto. Additional copies of the Substitute Form W-9 may be obtained upon request from Georgeson Shareholder Communications, Inc. at the address, or by calling the telephone number, indicated above. Failure to provide the information on the form may subject such holder to 28% federal income tax withholding with respect to dividends that may be paid by White River on shares purchased upon subscription.

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


                                                                       Exhibit A



                               Substitute Form W-9
                                    (omitted)


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